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                                                                   EXHIBIT 23.1


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 25, 1997 included in the Company's previously filed Registration Statement File No. 333-28841.


                                                  Arthur Andersen LLP


Hartford, Connecticut
September 12, 1997